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                                                                     Exhibit 4.8


                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF JANUARY 25, 2001

                                       of

                        CORPORATE OFFICE PROPERTIES TRUST

                               for the benefit of

                              BARONY TRUST LIMITED


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                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of January 25, 2001 by Corporate Office Properties Trust, a Maryland real estate investment trust (the "Company"), for the benefit of Barony Trust Limited, an Isle of Man trust ("Barony").

      WHEREAS, on January 12, 2001, Barony became the owner of a certain convertible promissory note issued by the Company (the "Note"), which Note is convertible into Series D Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Series D Preferred Shares") which, in turn, are convertible into Common Shares (as defined below);

      WHEREAS, contemporaneously with the execution of this Agreement, the Note is being converted into Series D Preferred Shares, and the Company is issuing to Barony the Series D Preferred Shares;

      WHEREAS, in connection with the foregoing, the Company is granting certain registration rights to Barony consistent with the terms of Exhibit A to the Note.

      NOW, THEREFORE, the Company for the benefit of Barony agrees as follows:

      SECTION 1.  DEFINITIONS.

      As used in this Agreement, the following capitalized defined terms shall have the following meanings:

      Commission:  The Securities and Exchange Commission.

      Common Shares: Common shares of beneficial interest, $0.01 par value, of the Company.

      Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

      Holder or Holders:  The owners of the Registrable Securities.

      Indemnitee: A Holder of Registrable Securities covered by the registration statement filed with the Commission as provided in this Agreement pursuant to
Section 2 hereof.

      Majority Holders: At any time, Holders then holding a majority of the Registrable Securities.

      NASD:  The National Association of Securities Dealers, Inc.

      Person: Any individual, partnership, corporation, limited liability company, trust or other legal entity.

      Prospectus: A prospectus included in the Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered


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by such Shelf Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

      Registrable Securities: The Shares, excluding (i) Shares which shall have been disposed of under the Shelf Registration Statement, (ii) Shares sold or otherwise distributed pursuant to Rule 144 under the Securities Act and (iii) Shares as to which registration under the Securities Act is not required to permit the sale thereof to the public.

      Sale Period: The 45-day period immediately following the filing with the Commission by the Company of an annual report of the Company on Form 10-K or a quarterly report of the Company on Form 10-Q or such other period as the Company may determine from time to time.

      Securities Act: The Securities Act of 1933, as amended from time to time.

      Shares: The Common Shares issued to Holders of Series D Preferred Shares upon conversion thereof.

      Shelf Registration: A "shelf" registration of the Registrable Securities under Rule 415 under the Securities Act.

      Shelf Registration Statement: A "shelf" registration statement of the Company and any other entity required to be a registrant with respect to such shelf registration statement pursuant to the requirements of the Securities Act which covers all of the Registrable Securities then issued and outstanding or which may thereafter be issued in redemption of any securities of the Company or its affiliates on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

      SECTION 2.  SHELF REGISTRATION UNDER THE SECURITIES ACT.

      (a) FILING OF SHELF REGISTRATION STATEMENT. By March 31, 2001, the Company shall cause to be included in a Shelf Registration Statement all of the Registrable Securities in accordance with the terms hereof and will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable. The Company agrees to use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until such time as the aggregate number of Registrable Securities then outstanding, on a fully diluted basis, is less than 5% of the then outstanding Common Shares, and further agrees to supplement or amend such Shelf Registration Statement, if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for a Shelf Registration. Each Holder who sells Shares as part of any such Shelf Registration Statement shall be deemed to have agreed to all of the terms and conditions of this Agreement and to have agreed to perform any an all obligations of a Holder hereunder.

      (b) SHELF REGISTRATION STATEMENT INFORMATION. Each Holder shall provide the information reasonably requested by the Company in connection with the preparation of the Shelf Registration Statement as promptly as practicable after request by the Company, but in no event later than 20 days


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thereafter, and if such Holder shall not provide such information, shall not be entitled to have its Registrable Securities included in such Shelf Registration Statement after such 20 day period until such information is provided.

      SECTION 3.  SHELF REGISTRATION PROCEDURES.

      In connection with the obligations of the Company with respect to the Shelf Registration Statement pursuant to Section 2 hereof, the Company shall:

      (a)   prepare and file with the SEC, within the time period set forth in
Section 2(a) hereof, an amendment to its current Shelf Registration Statement, which Shelf Registration Statement (i) shall be available for the sale of the Registrable Securities covered thereby in accordance with the intended method or methods of distribution by the Holders thereof as set forth in the Prospectus and (ii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith.

      (b)   subject to the last three sentences of this Section 3(b) and to
Section 3(i) hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period set forth in Section 2; (ii) cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act;
(iii) respond promptly to any comments received from the Commission with respect to such Shelf Registration Statement, or any amendment, post-effective amendment or supplement relating thereto; and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof. Notwithstanding anything to the contrary contained herein, the Company shall not be required to take any of the actions described in clauses (i), (ii) or (iii) above with respect to a particular Holder of Registrable Securities unless and until the Company has received a written notice (a "Registration Notice") from such Holder that it intends to make offers or sales under such Shelf Registration Statement as specified in such Registration Notice; provided, however, that the Company shall have 7 business days to prepare and file any such amendment or supplement after receipt of a Registration Notice. Once a Holder has delivered such a Registration Notice to the Company, such Holder shall promptly provide to the Company such information as the Company reasonably requests in order to identify such Holder and the method of distribution in a post-effective amendment to such Shelf Registration Statement or a supplement to a Prospectus. Offers or sales under such Shelf Registration Statement may be made only during a Sale Period. Such Holder also shall notify the Company in writing upon completion of such offer or sale or at such time as such Holder no longer intends to make offers or sales under such Shelf Registration Statement.

      (c) furnish to each Holder of Registrable Securities that has delivered a Registration Notice to the Company, without charge, as many copies of each applicable Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents to the use of such Prospectus, including each preliminary Prospectus, by each such Holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by such Prospectus or the preliminary Prospectus.


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      (d)   use its reasonable best efforts to register or qualify the
Registrable Securities covered thereby by the time such amendment to the Shelf Registration Statement is declared effective by the Commission under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by such Shelf Registration Statement shall reasonably request in writing, keep each such registration or qualification effective during the period such Shelf Registration Statement is required to be kept effective or during the period offers or sales are being made by a Holder that has delivered a Registration Notice to the Company, whichever is shorter, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities then owned by such Holder; provided, however, that the Company shall not be required (i) to qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not be required so to qualify or register but for this Section 3(d), (ii) to subject itself to taxation in any such jurisdiction or (iii) to submit to the general service of process in any such jurisdiction.

      (e) notify each Holder when such amendment to the Shelf Registration Statement has become effective and notify each Holder of Registrable Securities that has delivered a Registration Notice to the Company promptly and, if requested by such Holder, confirm such advice in writing (i) when any post-effective amendments and supplements to such Shelf Registration Statement become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation of any proceedings for that purpose,
(iii) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and (iv) of the happening of any event during the period such Shelf Registration Statement is effective as a result of which such Shelf Registration Statement or a related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

      (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement at the earliest possible moment.

      (g) furnish to each Holder of Registrable Securities covered thereby that has delivered a Registration Notice to the Company, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested).

      (h) cooperate with the selling Holders of Registrable Securities covered thereby to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Securities to be issued for such numbers of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Registrable Securities.

      (i) subject to the last three sentences of Section 3(b) hereof, upon the occurrence of any event contemplated by Section 3(e)(iv) hereof, use its reasonable best efforts promptly to prepare and file a supplement or prepare, file and obtain effectiveness of a post-effective amendment to such Shelf Registration Statement or a related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a


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material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (j) make available for inspection by representatives of the Holders of the Registrable Securities and any counsel or accountant retained by such Holders, all financial and other records, pertinent corporate documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, counsel or accountant in connection with such Shelf Registration Statement; provided, however, that such records, documents or information which the Company determines in good faith to be confidential, and notifies such representatives, counsel or accountants in writing that such records, documents or information are confidential, shall not be disclosed by the representatives, counsel or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a material misstatement or omission in such Shelf Registration Statement, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such records, documents or information have been generally made available to the public otherwise than in violation of this Agreement.

      (k) a reasonable time prior to the filing of any Prospectus, any amendment to such Shelf Registration Statement or amendment or supplement to a Prospectus, provide copies of such document (not including any documents incorporated by reference therein unless requested) to the Holders of Registrable Securities that have provided a Registration Notice to the Company.

      (l) use its reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange on which similar securities issued by the Company are then listed.

      (m)   continue to maintain a CUSIP number for all Registrable Securities.

      (n) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

      (o) use its reasonable best efforts to cause the Registrable Securities covered by such Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable Holders that have delivered Registration Notices to the Company to consummate the disposition of such Registrable Securities.

      The Company may require each Holder of Registrable Securities to furnish to the Company in writing such information regarding the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

      In connection with and as a condition to the Company's obligations with respect to any Shelf Registration Statement pursuant to Section 2 hereof and this Section 3, each Holder agrees with the Company that:

            (i) it will not offer or sell its Registrable Securities under a Shelf Registration Statement until (A) it has provided a Registration Notice pursuant to Section 3(b) hereof and


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      (B) it has received copies of the supplemented or amended Prospectus contemplated by Section 3(b) hereof and receives notice that any post-effective amendment has become effective;

            (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(iv) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Shelf Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice;

            (iii) all offers and sales under such Shelf Registration Statement shall be completed within forty-five (45) days after the first date on which offers or sales can be made pursuant to clause (i) above, and upon expiration of such forty-five (45) day period the Holder will not offer or sell its Registrable Securities under the Shelf Registration Statement until it has again complied with the provisions of clauses (i)(A) and (B) above, except that if the applicable Registration Notice was delivered to the Company at a time which was not part of a Sale Period, such forty-five
      (45) day period shall be the next succeeding Sale Period;

            (iv) if the Company determines in its good faith judgment, after consultation with counsel, that an amendment of a Shelf Registration Statement under Section 2 hereof or the use of any Prospectus would require the disclosure of important information which the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, upon written notice of such determination by the Company, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to a Shelf Registration Statement or Prospectus or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to a Shelf Registration Statement (including any action contemplated by this Section
      3) will be suspended until the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this paragraph is no longer necessary; provided, however, that the Company may not suspend such rights for an aggregate period of more than 90 days in any 12-month period; and

            (v) in the case of the registration of any underwritten equity offering proposed by the Company (other than any registration by the Company on Form S-8, or a successor or substantially similar form, of (i) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (ii) a dividend reinvestment plan), such Holder will agree, if requested in writing by the managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of any Registrable Securities (or any option or right to acquire Registrable Securities) (each, a "Transfer") during the period commencing on the 10th day prior to the expected effective date (which date shall be stated in such notice) of the registration statement covering such underwritten primary equity offering or, if such offering shall be a "take-down" from an effective Shelf Registration Statement, the 10th day prior to the expected commencement date (which date shall be stated in such notice) of such offering, and ending on the date specified by such managing underwriter in such written request to such Holder; provided, however, that no Holder shall be required to agree not to Transfer its Registrable Securities for a period of time which is longer than the greater of 90 days or the period of time


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      for which any senior executive of the Company is required so to agree in connection with such offering.

      SECTION 4. SELECTION OF UNDERWRITERS. If any offering pursuant to the Shelf Registration Statement is to be an underwritten offering, the Company will select a managing underwriter or underwriters to administer the offering.

      SECTION 5. REGISTRATION EXPENSES. The Company shall pay the following registration expenses: (i) all Commission, stock exchange or NASD registration and filing fees, (ii) all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with the blue sky qualifications of the Registrable Securities),
(iii) printing expenses, (iv) internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on any national securities exchange or interdealer quotation system, (vi) the reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) the fees and expenses of any registrar and transfer agent for the Common Shares,
(viii) the underwriting fees, discounts and commissions applicable to any Common Shares sold for the account of the Company and (ix) all expenses of any Person in preparing or assisting in preparing, word processing, printing and distributing any registration statement, prospectus, certificates and other documents relating to the performance of and compliance with this Agreement. Except as otherwise provided in clause (viii) of this Section 5, the Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.

      SECTION 6.  INDEMNIFICATION; CONTRIBUTION.

      (a) The Company agrees to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any prepricing prospectus, registration statement or prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to a participating Holder furnished in writing to the Company by or on behalf of a participating Holder expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

      (b) If any action, suit or proceeding shall be brought against an Indemnitee in respect of which indemnity may be sought against the Company, such Indemnitee shall promptly notify the Company, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Indemnitee shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (x) the Company has agreed in writing to pay such fees and expenses, (y) the Company has failed to assume the defense and employ counsel, or (z) the named parties to any such action, suit or proceeding (including any impleaded


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parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by its counsel that representation of such Indemnitee and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Indemnitee). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnitees not having actual or potential differing interests among themselves, and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless such Indemnitee, to the extent provided in the preceding paragraph, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

      (c) Each of the participating Holders, severally and not jointly, agree to indemnify and hold harmless the Company, its directors, its officers who sign the registration statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to an Indemnitee, but only with respect to information relating to such Holder furnished in writing by or on behalf of such Holder expressly for use in the registration statement, prospectus or any prepricing prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the registration statement, prospectus or any prepricing prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Holder pursuant to this Section 6(c), such Holder shall have the rights and duties given to the Company by Section 6(b) hereof (except that if the Company shall have assumed the defense thereof such Holder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Holder's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to an Indemnitee by Section 6(b) hereof. The foregoing indemnity agreement shall be in addition to any liability which the participating Holders may otherwise have.

      (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company and of the participating Holders in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of the Company on the one hand and a participating Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by such participating Holder on the other hand and the parties' relative intent, knowledge, access or information and opportunity to correct or prevent such statement or omission.


                                       9
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      (e)   The Company and the participating Holders agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in Section 6(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, no participating Holder shall be required to contribute any amount in excess of the amount by which the proceeds to such participating Holder exceeds the amount of any damages which such participating Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

      (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of an Indemnitee, the Company, its directors or officers, or any person controlling the Company, and (ii) any termination of this Agreement.

      SECTION 7. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. A Holder may not participate in any underwritten offering unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements which are approved by the Company in its reasonable discretion and
(ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents (including lock-up agreements) reasonably required under the terms of such underwriting arrangements which are not inconsistent with the terms of this Agreement.

      SECTION 8. OTHER REGISTRATION RIGHTS. The Company is party to the Amended and Restated Registration Rights Agreement dated as of March 16, 1998 and the Registration Rights Agreement dated September 28, 1998 between the Company and certain shareholders of the Company (together, the "Prior Registration Rights Agreements"). In the event of any conflict between the provisions of this Agreement and the Prior Registration Rights Agreements which would adversely affect the rights exercisable by shareholders of the Company pursuant to the Prior Registration Rights Agreement, the Holders hereby waive the enforcement of the provisions of this Agreement to the extent necessary to alleviate such conflict.


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      SECTION 9. RULE 144 SALES.

      (a) The Company covenants that it will file the reports required to be filed by the Company under the Securities Act and the Exchange Act, so as to enable any Holder to sell Registrable Securities pursuant to Rule 144 under the Securities Act.

      (b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Registrable Securities.

      SECTION 10. MISCELLANEOUS.

      (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given with the written consent of the Company and Holders constituting Majority Holders. Notice of any amendment, modification or supplement to this Agreement adopted in accordance with this Section 10(a) shall be provided by the Company to each Holder of Registrable Securities at least thirty (30) days prior to the effective date of such amendment, modification or supplement.

      (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier or any courier guaranteeing overnight delivery, (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 10(b), which address initially is, with respect to each Holder, at 7 Athol Street, Douglas, Isle of Man IM1 1LD, British Isles, Attention: Managing Director, or (ii) if to the Company, at 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045, Attention: General Counsel.

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; or at the time delivered if delivered by an air courier guaranteeing overnight delivery.

      (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the Company and the Holders, including without limitation and without the need for an express assignment, subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

      (d) HEADINGS. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (e) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MARYLAND WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

      (f) SPECIFIC PERFORMANCE. The Company and the Holders acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that the Company and each Holder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

      (g) ENTIRE AGREEMENT. This Agreement is intended by the Company as a final expression of its agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the Company in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings of the Company with respect to such subject matter.




                      [SIGNATURE APPEARS ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first written above.

                              CORPORATE OFFICE PROPERTIES TRUST

                              By:    /s/ Roger A. Waeche Jr.
                                  ------------------------------------
                                  Name:  Roger A. Waeche Jr.
                                  Title: Senior Vice President and CFO